Exhibit 99.1
Navitas Semiconductor Announces Fourth Quarter and Full Year 2024
Financial Results

•GaN revenue up over 50% to record high
•Design-wins of $450 million with highest growth rates in Data Center and EV
•Strong balance sheet and continued expense management to accelerate profitability

TORRANCE, Calif., Feb. 24, 2025 — Navitas Semiconductor (Nasdaq: NVTS), the only pure-play, next-generation power semiconductor company and industry leader in gallium nitride (GaN) power ICs and silicon carbide (SiC) technology, today announced unaudited financial results for the fourth quarter and full year ended December 31, 2024.

“I am proud of our team’s efforts to deliver growth in 2024, despite significant headwinds with an industry-wide slow-down in some major markets,” said Gene Sheridan, CEO and co-founder. “We achieved record GaN revenues from mobile, consumer and appliance sectors, while both GaN and SiC started shipping into data centers in the second half of 2024. We closed the year with an extraordinary $450 million of customer design-wins, which gives us increased confidence to resume a healthier growth rate in late ’25 and beyond and continue to grow significantly faster than the overall power semiconductor market.”

4Q24 Financial Highlights
•Revenue: Total revenue was $18.0 million in the fourth quarter of 2024, compared to $26.1 million in the fourth quarter of 2023 and compared to $21.7 million in the third quarter of 2024.
•Loss from Operations: GAAP loss from operations for the quarter was $39.0 million, compared to a loss of $26.8 million for the fourth quarter of 2023 and a loss of $29.0 million for the third quarter of 2024. On a non-GAAP basis, loss from operations for the quarter was $12.7 million compared to a loss of $9.7 million for the fourth quarter of 2023 and a loss of $12.7 million in the third quarter of 2024.
•Cash: Cash and cash equivalents were $86.7 million as of December 31, 2024.

FY 2024 Financial Highlights
•Revenue: Total revenue grew to $83.3 million in 2024, a 5% increase from $79.5 million in 2023.
•Loss from Operations: GAAP loss from operations for the year was $130.7 million, compared to a loss of $118.1 million for 2023. On a non-GAAP basis, loss from operations for the year was $49.7 million compared to a loss of $40.3 million for 2023.

Market, Customer and Technology Highlights:
•Customer pipeline: increased 92% from $1.25 billion in December 2023, to $2.4 billion in December 2024.
•Data Center: AI driving fastest-growing end-market within customer pipeline, now valued at $165 million, up more than 100% vs. 2023; Navitas-designed 2.7 kW to 8.5 kW system platforms fueling 40 customer wins in 2024 with GaN and SiC AC-DC power supplies; now expanding into 48V DC-DC converters with new 80-120 V GaN technology.
•EV: Over 40 customer wins in 2024 from US, Europe, Korea and China regions primarily with SiC in onboard and roadside chargers; first GaN EV win announced for 2026 production - extending driving range and reducing charging costs vs. traditional silicon on-board chargers.
•Mobile: Over 180 customer wins in 2024; continue to supply 10 of top 10 smartphone / notebook OEMs with Navitas GaN ICs; GaN reaches 10% adoption globally vs. silicon in mobile chargers and expands reach into Middle East, Africa, Latin America and India.
•Solar/Appliance/Industrial: On-track for GaN solar micro-inverter launch this summer expected to improve solar energy efficiencies, weight, size and cost; over 170 customer wins across solar, appliance and industrial.

Technology Announcement (March 12th live-stream event):
•Navitas will unveil a breakthrough in power conversion that will create a paradigm shift across multiple, major end markets. This includes both semiconductor and system-level innovations, and is expected to drive major improvements in energy efficiency and power density, further accelerating GaN and SiC adoption vs. legacy silicon devices. For more details, refer to https://navitassemi.com/navitas-to-unveil-a-new-paradigm-in-power/.

Business Outlook
•First quarter 2025 net revenues are expected to be $13.0 to $15.0 million. Non-GAAP gross margin for the first quarter is expected to be 38% plus or minus 50 basis points, and non-GAAP operating expenses are expected to be approximately $18.0 million in the first quarter of 2025.

Navitas Q4 and Full Year 2024 Financial Results Conference Call and Webcast Information:
•Date: Monday, February 24, 2025
•Time: 2:00 p.m. Pacific / 5:00 p.m. Eastern
•Toll Free Dial-in: (800) 715-9871 or (646) 307-1963, Conference ID: 9791990
•Live Webcast: https://edge.media-server.com/mmc/p/yymvc89s
•Replay: A replay of the call will be accessible from the Investor Relations section of the Company’s website at https://ir.navitassemi.com/.

Non-GAAP Financial Measures
This press release and statements in our public webcast include financial measures that are not calculated in accordance with generally accepted accounting principles (“GAAP”), which we refer to as “non-GAAP financial measures,” including (i) non-GAAP operating expenses, (ii) non-GAAP research and development expense, (iii) non-GAAP selling, general and administrative expense, (iv) non-GAAP loss from operations, (vi) non-GAAP operating margin, and (vi) non-GAAP loss and loss per share. Each of these non-GAAP financial measures are adjusted from GAAP results to exclude certain expenses which are outlined in the “Reconciliation of GAAP Results to Non-GAAP Financial Measures” tables below. We believe these non-GAAP financial measures provide investors with useful supplemental information about our operating performance and enable comparison of financial trends and results between periods where certain items may vary independent of business performance. We believe these non-GAAP financial measures offer an additional view of our operations that, when coupled with the GAAP results and the reconciliations to corresponding GAAP financial measures, provide a more complete understanding of the results of operations. However, these non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP.
Note Regarding Customer Pipeline and Design Wins
“Customer pipeline” reflects estimated potential future business based on interest expressed by potential customers for qualified programs, stated in terms of estimated revenue that may be realized over the life of the customer’s end product. A “design win” reflects an end customer’s selection of a Navitas product for a specific production program, stated in terms of revenues that may be realized over the life of the customer’s end product. All customer pipeline and design win information constitutes forward-looking statements. Customer pipeline and design wins do not represent orders, are not proxies for backlog or estimates of future revenue, and should not be considered as any other measure or indicator of financial performance. Rather, Navitas uses these terms to indicate the company’s current view of future potential business and related changes across various end markets. Time horizons vary based on product type and application. Accordingly, actual business realized depends on whether potential customers ultimately choose the Navitas solution, the portion of the customer program awarded to the Navitas solution as compared to other sources in dual- or multiple-source cases, successful customer qualification of the selected solution, the time needed for customers to begin production, the duration and pace of the customer’s ramp to full production, and strategic decisions of Navitas throughout the process based on expected revenues, margins and other factors relating to pipeline opportunities discussed below under “Cautionary Statement Regarding Forward-Looking Statements.”
Cautionary Statement Regarding Forward-Looking Statements
This press release, including the paragraph headed “Business Outlook,” includes “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. The term “customer pipeline” and related information constitute forward-looking statements. Other forward-looking statements may be identified by the use of words such as “we expect” or “are expected to be,” “estimate,” “plan,” “project,” “forecast,” “intend,” “anticipate,” “believe,” “seek,” or other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. Customer pipeline and other forward-looking statements are made based on estimates and forecasts of financial and performance metrics, projections of market opportunity and market share and current indications of customer interest, all of which are based on various assumptions, whether or not identified in this press release. All such statements are based on current expectations of the management of Navitas and are not predictions of actual future performance. Forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions and expectations. Many actual events and circumstances that affect performance are beyond the control of Navitas, and forward-looking statements are subject to a number of risks and uncertainties, including the possibility that the expected growth of our business will not be realized, or will not be realized within expected time periods, due to, among other things, the failure to successfully integrate acquired businesses into our business and operational systems; the effect of acquisitions on customer and supplier relationships, or the failure to retain and expand those relationships; the success or failure of other business development efforts; Navitas’ financial condition and results of operations; Navitas’ ability to accurately predict future revenues for the purpose of appropriately budgeting and adjusting Navitas’ expenses; Navitas’ ability to diversify its customer base and develop relationships in new markets; Navitas’ ability to scale its technology into new markets and applications; the effects of competition on Navitas’ business, including actions of competitors with an established presence and resources in markets we hope to penetrate, including silicon carbide markets; the level of demand in our customers’ end markets and our customers’ ability to predict such demand, both generally and with respect to successive generations of products or technology; Navitas’ ability to attract, train and retain key qualified personnel; changes in government trade policies, including the imposition of tariffs and the regulation of cross-border investments, particularly involving the United States and China; other regulatory developments in the United States, China and other countries; the impact of the COVID-19 pandemic or other epidemics on Navitas’ business and the economies that affect our business, including but not limited to Navitas’ supply chain and the supply chains of customers and suppliers; and Navitas’ ability to protect its intellectual property rights.
These and other risk factors are discussed in the Risk Factors section beginning on p. 15 of our annual report on Form 10-K for the year ended December 31, 2023, as updated in the Risk Factors section of our most recent quarterly report on Form 10-Q, and in other documents, we file with the SEC. If any of the risks described above, and discussed in more detail in our SEC reports, materialize or if our assumptions underlying forward-looking statements prove to be incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that Navitas is not aware of or that Navitas currently believes are immaterial that could also cause actual results to differ materially from those contained in forward-looking statements. In addition, forward-looking statements reflect Navitas’ expectations, plans or forecasts of future events and views as of the date of this press release. Navitas anticipates that subsequent events and developments will cause Navitas’ assessments to change. However, while Navitas may elect to update these forward-looking statements at some point in the future, Navitas specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Navitas’ assessments as of any date subsequent to the date of this press release.
About Navitas
Navitas Semiconductor (Nasdaq: NVTS) is the only pure-play, next-generation power-semiconductor company, founded in 2014. GaNFast™ power ICs integrate gallium nitride (GaN) power and drive, with control, sensing, and protection to enable faster charging, higher power density, and greater energy savings. Complementary GeneSiC™ power devices are optimized high-power, high-voltage, and high-reliability silicon carbide (SiC) solutions. Focus markets include EV, solar, energy storage, home appliance / industrial, data center, mobile, and consumer. Over 300 Navitas patents are issued or pending. Navitas offers the industry’s first and only 20-year GaNFast warranty and was the world’s first semiconductor company to be CarbonNeutral®-certified.

Navitas Semiconductor, GaNFast, GaNSense, GaNSafe, GeneSiC and the Navitas logo are trademarks or registered trademarks of Navitas Semiconductor Limited and affiliates. All other brands, product names and marks are or may be trademarks or registered trademarks used to identify products or services of their respective owners.

Contact Information
Stephen Oliver, VP Investor Relations, ir@navitassemi.com

NAVITAS SEMICONDUCTOR CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS (GAAP) - UNAUDITED
(dollars in thousands, except per share amounts)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2024	2023	2024	2023
NET REVENUES	$17,978	$26,058	$83,302	$79,456
COST OF REVENUES (exclusive of amortization of intangible assets included below)	15,756	15,069	54,963	48,392
OPERATING EXPENSES:
Research and development	18,974	18,087	76,002	68,825
Selling, general and administrative	16,354	14,923	62,863	61,551
Amortization of intangible assets	4,661	4,774	18,926	18,820
Restructuring expense	1,223	—	1,223	—
Total operating expenses	41,212	37,784	159,014	149,196
LOSS FROM OPERATIONS	(38,990)	(26,795)	(130,675)	(118,132)
OTHER INCOME (EXPENSE), net:
Interest income (expense), net	(40)	17	(150)	1,314
Dividend income	981	1,947	5,233	4,054
Gain (loss) from change in fair value of earnout liabilities	(6,276)	(8,285)	36,644	(33,788)
Other income (expense)	(38)	33	102	84
Total other income (expense), net	(5,373)	(6,288)	41,829	(28,336)
LOSS BEFORE INCOME TAXES	(44,363)	(33,083)	(88,846)	(146,468)
INCOME TAX BENEFIT	(598)	(505)	(342)	(517)
Equity method investment gain	3,905	—	3,905	—
NET LOSS	(39,860)	(32,578)	(84,599)	(145,951)
LESS: Net loss attributable to noncontrolling interest	—	—	—	(518)
NET LOSS ATTRIBUTABLE TO CONTROLLING INTEREST	$(39,860)	$(32,578)	$(84,599)	$(145,433)
NET LOSS PER SHARE:
Basic	$(0.21)	$(0.18)	$(0.46)	$(0.86)
Diluted	$(0.21)	$(0.18)	$(0.46)	$(0.86)
SHARES USED IN PER SHARE CALCULATION:
Basic	187,221	178,780	183,723	168,927
Diluted	187,221	178,780	183,723	168,927

RECONCILIATION OF GAAP RESULTS TO NON-GAAP FINANCIAL MEASURES - UNAUDITED
(dollars in thousands, except per share amounts)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2024	2023	2024	2023
RECONCILIATION OF GROSS PROFIT MARGIN
GAAP Net revenues	$17,978	$26,058	$83,302	$79,456
Cost of revenues (exclusive of amortization of intangibles)	(15,756)	(15,069)	(54,963)	(48,392)
Cost of revenues (amortization of intangibles)	(3,959)	(3,959)	(15,835)	(15,560)
GAAP Gross profit	(1,737)	7,030	12,504	15,504
GAAP Gross margin	(9.7)%	27.0%	15.0%	19.5%

Inventory reserve in conjunction with distributor disengagement	5,011	—	5,011	—
Cost of revenues (amortization of intangibles)	3,959	3,959	15,835	15,560
Stock-based compensation expense	3	—	328	—
Inventory write-off related to discontinued products	—	—	—	2,024
Other operational charges	—	—	—	122
Non-GAAP Gross profit	$7,236	$10,989	$33,678	$33,210
Non-GAAP Gross margin	40.2%	42.2%	40.4%	41.8%
RECONCILIATION OF OPERATING EXPENSES
GAAP Research and development	$18,974	$18,087	$76,002	$68,825
Stock-based compensation expenses	(3,397)	(6,669)	(23,472)	(26,806)
Impairment of other asset	(2,014)	—	(2,014)	—
R&D project abandonment in conjunction with distributor disengagement	(1,674)	—	(1,674)	—
Non-GAAP Research and development	11,889	11,418	48,842	42,019
GAAP Selling, general and administrative	16,354	14,923	62,863	61,551
Bad debt expense due to distributor disengagement	(6,636)	—	(7,484)	—
Stock-based compensation expenses	(1,620)	(5,549)	(19,231)	(27,222)
Payroll taxes on vesting of employee stock-based compensation	(23)	35	(710)	(663)
Settlement of commercial claim	—	—	(450)	—
Acquisition-related expenses	—	(2)	—	(1,487)
Termination of distributor	—	—	—	(483)
Other expense	(74)	(105)	(460)	(210)
Non-GAAP Selling, general and administrative	8,001	9,302	34,528	31,486
Total Non-GAAP Operating expenses	$19,890	$20,720	$83,370	$73,505
RECONCILIATION OF LOSS FROM OPERATIONS
GAAP Loss from operations	$(38,990)	$(26,795)	$(130,675)	$(118,132)
GAAP Operating margin	(216.9)%	(102.8)%	(156.9)%	(148.7)%
Add: Stock-based compensation expenses included in:
Research and development	3,397	6,669	23,472	26,806
Selling, general and administrative	1,620	5,549	19,231	27,222
Cost of goods sold	3	—	328	—
Total	5,020	12,218	43,031	54,028
Bad debt expense due to distributor disengagement	6,636	—	7,484	—
Inventory reserve in conjunction with distributor disengagement	5,011	—	5,011	—
Amortization of acquisition-related intangible assets	4,661	4,774	18,926	18,820
Impairment of other asset	2,014	—	2,014	—
R&D project abandonment in conjunction with distributor disengagement	1,674	—	1,674	—
Restructuring expense	1,223	—	1,223	—
Payroll taxes on vesting of employee stock-based compensation	23	(35)	710	663
Settlement of commercial claim	—	—	450	—
Acquisition-related expenses	—	2	—	1,487
Inventory write-off related to discontinued products	—	—	—	2,024
Termination of distributor	—	—	—	483
Other operational charges	—	—	—	122
Other expense	74	105	460	210
Non-GAAP Loss from operations	$(12,654)	$(9,731)	$(49,692)	$(40,295)
Non-GAAP Operating margin	(70.4)%	(37.3)%	(59.7)%	(50.7)%
RECONCILIATION OF NET LOSS PER SHARE
GAAP Net loss attributable to controlling interest	$(39,860)	$(32,578)	$(84,599)	$(145,433)
Adjustments to GAAP Net loss
Bad debt expense due to distributor disengagement	6,636	—	7,484	—
Loss (Gain) from change in fair value of earnout liabilities	6,276	8,285	(36,644)	33,788
Total stock-based compensation	5,020	12,218	43,031	54,028
Inventory reserve in conjunction with distributor disengagement	5,011	—	5,011	—
Amortization of acquisition-related intangible assets	4,661	4,774	18,926	18,820
Equity method investment gain	(3,905)	—	(3,905)	—
Impairment of other asset	2,014	—	2,014	—
R&D project abandonment in conjunction with distributor disengagement	1,674	—	1,674	—
Restructuring expense	1,223	—	1,223	—
Payroll taxes on vesting of employee stock-based compensation	23	(35)	710	663
Settlement of commercial claim	—	—	450	—
Acquisition-related expenses	—	2	—	1,487
Inventory write-off related to discontinued products	—	—	—	2,024
Termination of distributor	—	—	—	483
Other operational charges	—	—	—	122
Other expense	74	72	377	126
Non-GAAP Net loss	$(11,153)	$(7,262)	$(44,248)	$(33,892)
Average shares outstanding for calculation of non-GAAP Net loss per share (basic and diluted)	187,221	178,780	183,723	168,927
Non-GAAP Net loss per share (basic and diluted)	$(0.06)	$(0.04)	$(0.24)	$(0.20)

NAVITAS SEMICONDUCTOR CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(dollars in thousands)
	(Unaudited)
ASSETS	December 31, 2024	December 31, 2023
CURRENT ASSETS:
Cash and cash equivalents	$86,737	$151,892
Accounts receivable, net	13,982	25,858
Inventories	15,477	22,234
Prepaid expenses and other current assets	4,070	6,178
Total current assets	120,266	206,162
RESTRICTED CASH	1,503	947
PROPERTY AND EQUIPMENT, net	15,421	9,154
OPERATING LEASE RIGHT OF USE ASSETS	6,900	8,268
INTANGIBLE ASSETS, net	72,195	91,099
GOODWILL	163,215	163,215
OTHER ASSETS	10,478	6,701
Total assets	$389,978	$485,546
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable and other accrued expenses	$10,754	$24,740
Accrued compensation expenses	8,623	10,902
Operating lease liabilities, current	1,767	1,892
Customer deposit and deferred revenue	—	10,953
Total current liabilities	21,144	48,487
OPERATING LEASE LIABILITIES NONCURRENT	5,553	6,653
EARNOUT LIABILITY	10,208	46,852
DEFERRED TAX LIABILITIES	441	1,040
NONCURRENT LIABILITIES	4,619	1,897
Total liabilities	41,965	104,929
STOCKHOLDERS’ EQUITY	348,013	380,617
Total liabilities and stockholders’ equity	$389,978	$485,546